Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea Biopharmaceuticals Adds New Member to Board of Directors

DUBLIN, OHIO – February 19, 2013 – Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), a biopharmaceutical company focused on precision diagnostic radiopharmaceuticals, today announced that Perry A. Karsen has been appointed to the Navidea Board of Directors. Mr. Karsen has more than 30 years of experience in the pharmaceutical and biotechnology industries, including key roles at Celgene Corporation. His appointment increases the number of directors on Navidea’s Board to seven.

“We are delighted that Perry has agreed to join the Board,” said Gordon Troup, Chairman of the Navidea Board of Directors. “Perry brings a wealth of business development, finance, commercialization and general management experience to Navidea, having held senior positions at some of the leading pharmaceutical and biotech companies. His deep knowledge will be a valuable asset as we continue to pursue our corporate goals.”

“I am truly excited to join the impressive board and leadership team that Navidea has assembled to bring new, and important precision diagnostics to patients that will improve diagnostic accuracy, clinical decision-making and patient care,” said Mr. Karsen. “I believe Navidea is at an important inflection point in its growth, and I look forward to the opportunity to help Navidea deliver on its potential.”

Mr. Karsen is currently Executive Vice President and Chief Operations Officer at Celgene Corporation and Chief Executive Officer of Celgene Cellular Therapeutics. Previously, Mr. Karsen was Senior Vice President and Head of Worldwide Business Development at Celgene, and was also responsible for emerging businesses as President, Asia/Pacific Region. He also served as President and Chief Executive Officer at Pearl Therapeutics and he held executive roles at Human Genome Sciences, Bristol-Myers Squibb, Genentech and Abbott Laboratories. In addition, Mr. Karsen was a General Partner at Pequot Ventures. Mr. Karsen is a member of the Board of Directors of the Biotechnology Industry Organization (BIO); a member of the Board of Directors of BayBio; and a member of the Board of Directors for the Life Sciences Foundation. He is also a member of the Board of Directors of Agios Pharmaceuticals and Alliqua, Inc. Mr. Karsen has a Masters of Management degree from Northwestern University’s Kellogg Graduate School of Management, a Masters in Teaching of Biology from Duke University, and a B.S. in Biological Sciences from the University of Illinois, Urbana.

About Navidea Biopharmaceuticals Inc.

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Navidea is developing multiple precision diagnostic products and platforms including NAV4694, NAV5001, Manocept™ and NAV1800 (RIGScan™), to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and, ultimately, patient care. Lymphoseek® (technetium 99m tilmanocept) Injection, Navidea’s first commercial product from the Manocept platform, was approved by the FDA in March 2013. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline through selective acquisitions, global partnering and commercialization efforts. For more information, please visit www.navidea.com.

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The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Source: Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals

Brent Larson, 614-822-2330

Executive VP & CFO

or

Sharon Correia, 978-655-2686

Associate Director, Corporate Communications

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